                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          ALLIANCE GAMING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                       [ALLIANCE GAMING CORPORATION LOGO]

                             6601 SOUTH BERMUDA RD
                            LAS VEGAS, NEVADA 89119

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 19, 1997

                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Alliance Gaming Corporation (the "Company") will be held at Caesars Palace, 3570 Las Vegas Boulevard South, Las Vegas, Nevada, on December 19, 1997 at 10:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify, and

     2. To consider such other matters as may properly be before the meeting.

     The Board of Directors has fixed the close of business on November 21, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

     We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy in the envelope so that your shares may be voted at the Meeting.

                                          By Order of the Board of Directors

                                     /s/ DAVID JOHNSON

                                          David Johnson
                                          Senior Vice President, General Counsel
                                          and Secretary

Las Vegas, Nevada
November 21, 1997

                          ALLIANCE GAMING CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Alliance Gaming Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 10:00 a.m., local time, at Caesars Palace, 3570 Las Vegas Boulevard South, Las Vegas, Nevada, on December 19, 1997, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote upon the following matters:

     1. To elect three directors to serve until the expiration of their respective terms and until their respective successors shall be elected and shall qualify, and

     2. To consider such other matters as may properly be before the meeting.

     It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about November 22, 1997.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of Common Stock. In addition to the use of the mails, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company will also employ Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (telephone: 1-888-750-5834), to assist in soliciting proxies for a fee of $25,000, plus out-of-pocket expenses.

     Alfred Wilms, a director, abstained from voting on the approval of this proxy statement.

     The Company's executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 270-7600.

NUMBER OF SHARES OUTSTANDING AND VOTING

     All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted to elect the three director nominees named herein for the terms stated herein. Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

     Only stockholders of record of shares of Common Stock at the close of business on November 21, 1997, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting 32,012,776 shares of Common Stock, each of which is entitled to one vote at the Meeting.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting is required to elect a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 31, 1997 with respect to the beneficial ownership of the Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Named Executive Officers of the Company (as defined pursuant to the Securities Exchange Act of 1934) and (iv) all executive officers and directors of the Company as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. Except as indicated, no director or executive officer of the Company owned any other equity securities of the Company.

                                                            AMOUNT OF          PERCENT OF
                               NAME                         SHARES(1)           CLASS(1)
        --------------------------------------------------  ----------         ----------
        Alfred Wilms......................................   7,034,082(2)         20.7%
        FMR Corp..........................................   3,025,754(3)          9.5%
          82 Devonshire Street
          Boston, MA 02109
        Jacques Andre.....................................      50,500(4)            *
        Anthony DiCesare..................................     474,233(5)          1.5%
        Michael Hirschfeld................................      30,000(6)            *
        Joel Kirschbaum...................................   1,033,476(7)          3.2%
        Hans Kloss........................................     822,654(8)          2.6%
        David Scheinman...................................      58,334(9)            *
        Morris Goldstein..................................      82,500(10)           *
        David Johnson.....................................     200,000(11)           *
        Scott Schweinfurth................................      62,500(12)           *
        David Robbins.....................................     179,000(13)           *
        Morton Topfer.....................................          --              --
        All executive officers and directors as a group...  10,075,356(14)        26.7%

---------------

  *  Less than 1%.

 (1) Excludes the effect of the issuance of (i) 2,750,000 shares subject to warrants originally issued to Kirkland-Ft. Worth Investors, L.P. ("KFW");
     (ii) 1,250,000 shares subject to warrants originally issued to Gaming Systems Advisors, L.P. ("GSA") pursuant to an agreement (the "GSA Advisory Agreement") dated September 21, 1993; and (iii) 2,500,000 shares subject to warrants originally issued to GSA upon consummation of the acquisition of Bally Gaming International, Inc. ("BGII") pursuant to the GSA Advisory Agreement. All of these warrants have an exercise price of $1.50 per share and become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13 and $15, respectively. Pursuant to an amendment to Schedule 13D filed on October 31, 1996, as part of a distribution of assets from KFW and GSA to Kirkland Investment Corporation ("KIC") and GSA, Inc. ("GSI") on the one hand and to Kirkland Investors, L.P. on the other hand, approximately 62% of such warrants were distributed to Kirkland Investors, L.P. and are no longer deemed owned by Mr. Kirschbaum, KIC, KFW, GSI or GSA.

 (2) Includes 2,000,000 shares subject to warrants exercisable at $2.50 per share. Mr. Wilms' mailing address is c/o the Company, 6601 S. Bermuda Rd., Las Vegas, Nevada 89119. See also "Election of Directors -- Stockholders Agreement".

 (3) Information provided by a representative of FMR Corp.

 (4) Includes 5,500 shares owned and 45,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

 (5) Includes 99,233 shares owned and 375,000 shares subject to options that are currently exercisable or will become exercisable within 60 days, but excludes certain additional shares referred to in Note (1) above.

 (6) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

 (7) Includes 483,476 shares owned and 550,000 shares subject to options that are currently exercisable or will become exercisable within 60 days, but excludes certain additional shares referred to in Note (1) above. Based upon information contained in a Schedule 13D filed by Mr. Kirschbaum on June 23, 1994, as amended from time to time and most recently on October 30, 1996 and information provided by Mr. Kirschbaum. Of such shares owned, certain amounts may be sold or distributed to other persons, as set forth in the Schedule 13D.

 (8) Includes 816,736 shares owned and 5,918 shares subject to options that are currently exercisable or will become exercisable within 60 days.

 (9) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(10) Includes 20,000 shares owned and 62,500 shares subject to options that are currently exercisable or will become exercisable within 60 days, but excludes options exercisable at $3.875 per share for 250,000 shares which become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13 and $15, respectively.

(11) Represents shares subject to options that are currently exercisable or will become exercisable within 60 days.

(12) Includes 2,500 shares owned and 60,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.

(13) Includes 48,000 shares owned and 105,000 shares subject to options that are currently exercisable or will become exercisable within 60 days; also includes 26,000 shares subject to options granted to Mr. Robbins by KFW and/or KIC.

(14) Includes 3,609,829 shares subject to options that are currently exercisable or will become exercisable within 60 days.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

GENERAL

     The Company's By-laws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Company's By-laws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having a term of three years. The Board of Directors has fixed the number of directors at seven, three of whom will be elected at the Meeting. See "Stockholders Agreement". Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon.

     Morris Goldstein, David Robbins, and Morton Topfer have been nominated to serve for a term of three years, each to serve until his respective successor shall have been elected and shall qualify, and each has indicated his willingness to serve if elected. Proxies received by the Company in favor of their election will be voted for Mr. Goldstein, Mr. Robbins, and Mr. Topfer. Although the Company does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The Board of Directors recommends a vote in favor of Mr. Goldstein, Mr. Robbins, and Mr. Topfer.

     The following table sets forth the names of, and certain information with respect to, the three persons nominated by the Board of Directors at the Meeting and each other director of the Company who will continue to serve as a director after the Meeting.

                                 DIRECTOR     TERM
  NOMINEES FOR DIRECTOR    AGE     SINCE     EXPIRES               PRINCIPAL OCCUPATION
-------------------------  ---   ---------   -------     ----------------------------------------
Morris Goldstein           52       N/A        2000      President and CEO
David Robbins              38    See below     2000      Attorney and Private Investor
Morton Topfer              61       N/A        2000      Vice Chairman -- Dell Computer
                                                         Corporation

                                 DIRECTOR     TERM
  CONTINUING DIRECTORS     AGE     SINCE     EXPIRES               PRINCIPAL OCCUPATION
-------------------------  ---   ---------   -------     ----------------------------------------
Jacques Andre(1)(4)        60      1996        1998      Partner -- Ray & Berndtson, Inc.,
                                                         an executive search firm
Anthony DiCesare(2)(3)     35      1994        1999      Private Investor
Michael Hirschfeld         47      1997        1998      Partner -- Milbank, Tweed, Hadley &
                                                         McCloy
Joel Kirschbaum(3)         46      1994        1999      President -- Kirkland Investment
                                                         Corporation

---------------

(1) Member of the Audit Committee

(2) Member of the Executive Committee

(3) Member of the Nominating Committee

(4) Member of the Compensation Committee

     MORRIS GOLDSTEIN joined the Company in June 1997 as President and CEO. From 1994 to June 1997 Mr. Goldstein was CEO of Thomson Technology Initiative, a unit of Thomson Corporation, a global publisher and provider of information services. From 1982 to 1994 he had been President of Information Access Company ("IAC"), an electronic information publishing company owned by Ziff Communications. For six months in early 1994, Mr. Goldstein served as President and CEO of ImagiNation Network, an interactive computer game provider.

     DAVID ROBBINS served as a director from July 1994 to September 1997 and as Chairman of the Board of Directors of the Company from February 1997 to September 1997. Mr. Robbins has been a practicing attorney since 1984; he is currently an attorney with Brock, Fensterstock, Silverstein & McAuliffe, LLC. Mr. Robbins is also a private investor and managing member of a private investment fund.

     MORTON TOPFER has been Vice Chairman of Dell Computer Corporation since May 1994. Mr. Topfer shares the office of the Chief Executive Officer with the Chairman and CEO of Dell Computer. From 1971 to May 1994, Mr. Topfer held various positions with Motorola, Inc., the last of which was Executive Vice President and President of Motorola's Land Mobile Products Sector where he managed the mobile, portable and data systems businesses. Mr. Topfer is also a director of Autodesk Inc.

     JACQUES ANDRE was appointed a director in August 1996. Mr. Andre has been a partner with Ray & Berndtson, Inc., an international executive search firm, from 1975 to the present. He also serves on its Board of Directors.

     ANTHONY DICESARE was employed by KIC, which is the sole general partner of KFW, from April 1991 to July 1994. Mr. DiCesare served the Company as Executive Vice President--Development from July 1994 through June 1997. He is currently a private investor and serves as a New York-based employee of the Company. He has been a director since 1994.

     MICHAEL HIRSCHFELD was appointed a director in September 1997. Mr. Hirschfeld has been a partner of Milbank, Tweed, Hadley & McCloy, a New York law firm, from April 1995 to the present. From December 1990 to April 1995, Mr. Hirschfeld was a partner of Kelley Drye & Warren, a New York law firm.

     JOEL KIRSCHBAUM was appointed a director in July 1994 and served as Chairman of the Board of Directors from July 1994 to March 1995. Mr. Kirschbaum is the sole stockholder, director and officer of KIC. He has been engaged in operating the businesses of KIC and KFW since January 1991 when KIC and KFW were established, and of GSI and GSA, a financial advisory firm, since June 1993. Prior to that time, he worked at Goldman, Sachs & Co. for 13 years, during the last six of which he was a general partner. When he established KIC and KFW, Mr. Kirschbaum resigned his general partnership interest in Goldman, Sachs & Co. and became a limited partner. Mr. Kirschbaum resigned his limited partnership interest in Goldman, Sachs & Co. in November 1993. Mr. Kirschbaum is currently President of KIC and serves as a New York-based employee of the Company.

VOTE REQUIRED

     The election of each director requires the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting. Pursuant to the Company's Articles of Incorporation, votes for directors may not be cumulated. The Board of Directors recommends a vote in favor of Messrs. Goldstein, Robbins and Topfer.

STOCKHOLDERS AGREEMENT

     Pursuant to a Stockholders Agreement dated as of September 21, 1993, as amended on October 20, 1994, by and among the Company, KIC, GSA, KFW and Mr. Wilms (as amended, the "Stockholders Agreement"), KIC and Mr. Wilms each agreed to use its best efforts to cause the Company's Board of Directors, from and after September 21, 1997, to initially be comprised of such number of directors designated by KIC and such number of directors designated by Mr. Wilms as will be in the ratio of four to three, but neither KIC nor Mr. Wilms is required to vote for a particular designee at any regular or special meeting of the Company's stockholders after September 21, 1997. Notwithstanding the foregoing, prior to September 21, 2008, KIC is required to vote all of its shares of Common Stock to cause Mr. Wilms to be elected a director of the Company for so long as Mr. Wilms owns shares of Common Stock of the Company.

     Pursuant to the Stockholders Agreement, after September 21, 1997, Mr. Wilms designated Mr. Hans Kloss and Dr. David Scheinman as two of his three designees to the Board of Directors. Following the appointment of these individuals, Mr. Wilm's designees occupied three of the seven seats on the Board of Directors. Mr. Wilms has asserted that he has a continuing right under the Stockholders Agreement to designate three director nominees. The Company has been advised by its counsel that Mr. Wilms's interpretation of the Stockholders Agreement is incorrect and that in any event this provision does not bind the

Company or its directors. Mr. Wilms has advised that he may initiate legal action to enforce his claimed rights.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

     During the fiscal year ended June 30, 1997, the Board of Directors held 15 meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during such period. In light of the large number of Board of Directors meetings during the last fiscal year, the Board of Directors assumed many of the functions of its committees during this period.

     Executive Committee. The Executive Committee of the Board of Directors is presently comprised of Messrs. DiCesare and Wilms. The Executive Committee may exercise the powers of the full Board of Directors in the management of the business and affairs of the Company. The Executive Committee did not meet separately during the fiscal year ended June 30, 1997.

     Audit Committee. The Audit Committee of the Board of Directors is presently comprised of Messrs. Andre and Wilms. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then-current fiscal year; the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee met one time during the fiscal year ended June 30, 1997.

     Nominating Committee. The Nominating Committee of the Board of Directors is presently comprised of Messrs. Kirschbaum (Chairman), DiCesare and Wilms. This Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee did not meet separately during the last fiscal year. The Nominating Committee will in the future consider nominees recommended by stockholders. Stockholders should submit the names of proposed nominees in writing to the Corporate Secretary, 6601 South Bermuda Rd., Las Vegas, Nevada 89119, along with appropriate background information.

     Compensation Committee. The Compensation Committee of the Board of Directors is presently comprised of Messrs. Andre and Wilms. This Committee makes recommendations concerning the compensation of Alliance's executive officers. The Compensation Committee met once during the fiscal year ended June 30, 1997.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or to be paid by the Company to the Company's current and former chief executive officers and its four other most highly compensated executive officers receiving over $100,000 per year (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended June 30, 1997:

                          SUMMARY COMPENSATION TABLE*

                                      FISCAL              ANNUAL COMPENSATION              LONG-TERM
                                       YEAR     ---------------------------------------   COMPENSATION
                                      ENDED                              OTHER ANNUAL        AWARDS         ALL OTHER
    NAME AND PRINCIPAL POSITION      JUNE 30,    SALARY      BONUS      COMPENSATION(1)     OPTIONS      COMPENSATION(2)
-----------------------------------  --------   --------   ----------   ---------------   ------------   ---------------
Morris Goldstein(3)                    1997     $ 17,300   $       --                        500,000        $      --
  President and Chief Executive
  Officer
Steve Greathouse(4)                    1997     $200,000   $       --                             --        $ 667,976
  Former Chairman of the Board,        1996      400,000      450,000                             --           12,349
  President and Chief Executive        1995      338,462    1,312,500                        500,000            4,638
  Officer
Anthony DiCesare(5)                    1997     $250,000   $   75,000                        375,000        $   3,985
  Former Executive Vice                1996      250,000      375,000                             --            8,652
President --
  Development                          1995      170,347           --                             --            5,942
David Johnson                          1997     $250,000   $  185,000                             --        $   5,351
  Senior Vice President,               1996      200,000      350,000                             --            6,277
  General Counsel and Secretary        1995       38,462       50,000                        200,000            1,486
Hans Kloss(6)                          1997     $406,300   $1,682,400                             --        $  45,543
  Managing Director, Alliance          1996        8,450           --                             --               --
  Automaten GmbH & Co. KG
Scott Schweinfurth(7)                  1997     $235,000   $  400,000                        120,000        $   4,300
  Senior Vice President, Chief         1996        6,538           --                             --               --
  Financial Officer and Treasurer

---------------

  * As used in the tables provided under the caption "Executive Compensation", the character "--" is used to represent "zero".

(1) The aggregate amount of such compensation to be reported herein is less than the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the Named Executive Officer.

(2) "All Other Compensation" for 1997 includes (i) contributions made by the Company to the Company's Profit Sharing 401(k) Plan in amounts of $0, $0, $1,009, $2,375, $0, and $1,663 on behalf of Mr. Goldstein, Mr. Greathouse, Mr. DiCesare, Mr. Johnson, Mr. Kloss and Mr. Schweinfurth, respectively, and
    (ii) payments made in connection with health, life and disability insurance programs in amounts of $0, $2,976, $2,976, $2,976, $45,543 and $2,637 on behalf of Mr. Goldstein, Mr. Greathouse, Mr. DiCesare, Mr. Johnson, Mr. Kloss and Mr. Schweinfurth, respectively. For Mr. Greathouse, includes amounts paid upon separation from the Company, totaling $440,000, as well as a post-separation consulting fee of $225,000.

(3) Mr. Goldstein joined the Company in June 1997 as President and Chief Executive Officer.

(4) Mr. Greathouse stepped down from his position effective December 1996.

(5) Effective June 30, 1997, Mr. DiCesare resigned his position as Executive Vice President -- Development. Mr. DiCesare continues as a Director and employee of the Company.

(6) Mr. Kloss joined the Company in June 1996, having previously been employed by BGII.

(7) Mr. Schweinfurth joined the Company in June 1996, having previously been employed by BGII. Mr. Schweinfurth's bonus for the fiscal year ended June 30, 1997 was for an 18-month period.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table relates to options granted during the fiscal year ended June 30, 1997:

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                               INDIVIDUAL GRANTS                           ASSUMED ANNUAL
                           ---------------------------------------------------------       RATES OF STOCK
                                          % OF TOTAL                                     PRICE APPRECIATION
                                           GRANTED                                        FOR OPTION TERM
                           OPTIONS     TO EMPLOYEES IN     EXERCISE      EXPIRATION    ----------------------
          NAME             GRANTED       FISCAL YEAR        PRICE           DATE          5%          10%
-------------------------  -------     ----------------   ----------     -----------   --------   -----------
Morris Goldstein.........  500,000(a)        10.83%        $ 3.8750        06/17/02    $536,000   $ 1,184,000
Steve Greathouse.........  250,000(b)         5.41           3.4375(f)     08/29/01          --       147,000
Anthony DiCesare.........  375,000(c)         8.12           3.4375(f)     08/29/01          --       221,000
David Johnson............  200,000(d)         4.30           3.4375(f)     03/20/05      72,000       443,000
Scott Schweinfurth.......   60,000(e)         1.29           3.4375(f)     08/29/06      38,000       183,000
Scott Schweinfurth.......   60,000(e)         1.29           3.7500        10/03/06     142,000       359,000

---------------

(a) Includes 250,000 options of which 62,500 vested on the date of grant and 62,500 which will vest on each of the next three anniversary dates thereof. Also includes 250,000 contingent options of which 62,500 vested on the date of grant and 62,500 which will vest on each of the next three anniversary dates thereof; these contingent options become exercisable in equal one-third tranches only when the Common Stock price reaches $11, $13, and $15, respectively.

(b) Represents stock options previously issued for which the exercise price was adjusted to $3.4375 in August 1996 and are exercisable through August 29, 2001 whether or not the individual is employed by the Company as an employee, officer, director or consultant.

(c) Options vested on the date of grant and are exercisable through August 29, 2001 whether or not the individual is employed by the Company as an employee, officer, director or consultant.

(d) Represents stock options previously issued for which the exercise price was adjusted to $3.4375 in August 1996. These options are exercisable through August 29, 2001 whether or not the individual is employed by the Company as an employee, officer, director or consultant and are exercisable through March 20, 2005 if the individual is employed by the Company as an employee, officer, director or consultant.

(e) For each of these option grants, 15,000 vested on the date of grant and 15,000 will vest on each of the next three anniversary dates thereof. Pursuant to his employment contract, the Company is obligated to pay Mr. Schweinfurth approximately $19,000 upon exercise in full of the options expiring October 3, 2006.

(f) Market price of the Common Stock on date of grant was $2.50.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table relates to options exercised during the fiscal year ended June 30, 1997 and options outstanding at June 30, 1997:

                                                             NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                                  OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                 SHARES                          JUNE 30, 1997                 JUNE 30, 1997(A)
                              ACQUIRED ON      VALUE     -----------------------------   -----------------------------
            NAME                EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------  ------------   ---------   ------------   --------------   ------------   --------------
Morris Goldstein............          --            --       62,500         437,500        $     --        $     --
Steve Greathouse............          --            --      250,000              --          78,000              --
Anthony DiCesare............          --            --      375,000              --         117,000              --
David Johnson...............          --            --      133,333          66,667          42,000          21,000
Hans Kloss..................          --            --        5,918              --          22,000              --
Scott Schweinfurth..........          --            --       30,000          90,000           5,000          14,000

---------------

(a) Represents the amount by which the market value of the underlying stock at June 30, 1997 ($3.75 per share) exceeds the aggregate exercise price of the options.

DIRECTORS' COMPENSATION

     Directors of the Company who are also employees are not separately compensated for their services as directors. Fee arrangements with other directors of the Company are as follows: (i) Mr. Andre and Mr. Hirschfeld, $30,000 each per year for all services as a director and member of various committees; (ii) Mr. DiCesare and Mr. Kirschbaum, $250,000 each per year for all services as a director, member of various committees and consultant or employee (as noted below, Mr. DiCesare and Mr. Kirschbaum have entered into employment agreements that supersede these arrangements); (iii) Mr. Wilms, $150,000 adjusted for inflation per year for all services as a director and member of various committees. Mr. David Robbins (who resigned from the Board in September 1997 but remains a consultant to the Company) received $85,000 in fiscal 1997 for all services as a director. Mr. Robbins' consulting arrangements provide for an annual payment of $135,000 per year. The Company pays Dr. Scheinman $140,000 per year for consulting services provided to the Company. Dr. Craig Fields (who resigned from the Board effective as of April 1997) received $250,000 in fiscal 1997 for all services as a director and, as a part of his separation from the Company, Dr. Fields will receive approximately $100,000 in fiscal 1998. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business.

     During fiscal 1997, Mr. Andre and Mr. Robbins received stock option grants covering 30,000 shares and 60,000 shares, respectively, with an exercise price of $4.00 per share. In addition, in conjunction with his being elected Chairman of the Board of Directors in February 1997, Mr. Robbins was granted an additional stock option covering 30,000 shares with an exercise price of $4.375 per share. Under current policy, non-employee directors receive stock option grants covering 30,000 shares upon appointment to the Board of Directors and 15,000 shares on each anniversary date of their appointment to the Board of Directors.

     During fiscal 1997, the Board of Directors granted Mr. DiCesare and Mr. Kirschbaum bonuses to be paid upon achievement of specified objectives. Of these bonuses, $75,000 and $150,000, respectively, were paid during fiscal 1997 and $75,000 and $150,000 will be paid in future years upon achievement of the remaining objectives. In August 1996, the Board of Directors granted Mr. DiCesare and Mr. Kirschbaum 375,000 and 550,000 stock options, respectively, with an exercise price of $3.4375 per share. These options have five-year terms, were granted at an exercise price above the market price on the date of grant (which market price was $2.50 per share) and vested on the date of grant. These options remain exercisable until August 29, 2001 regardless of whether the optionee remains an employee, officer, director or consultant of the Company.

     Effective July 1, 1997, the Company entered into employment agreements (the "Agreements") with Mr. DiCesare and Mr. Kirschbaum (each an "Employee" and collectively the "Employees") pursuant to which each Employee will be a New York-based employee and will work on major strategic transactions involving the Company or its affiliates, including mergers, acquisitions, divestitures, joint ventures, the negotiation of strategic alliances or relationships and financings and refinancings. The Employees are not expected to be involved in the day-to-day operations of the Company, are not expected to devote full-time to the business of the Company and may engage in outside activities, although they may not directly compete with the Company. The Agreements, which have an initial term extending through July 1, 2002 (the "Term") and may be terminated thereafter by either party on notice, provide for each Employee to receive a base salary of $150,000 (with inflation increases each year) and annual performance bonuses (each a "Bonus") based upon annual performance goals determined by the Board of Directors and the Employee (which goals will generally relate without limitation to transactions of the type mentioned above involving the Company (and/or one or more of its affiliates)) and a target Bonus amount (and/or an appropriate minimum amount). More than one Bonus may be paid with respect to each employment year. If the Board of Directors and the Employee cannot agree upon reasonable annual performance goals and minimum and/or target Bonuses with respect to such goals for any year, the performance goals and Bonus amounts set forth in clauses (ii) and (iii) of the next paragraph will be the goals and Bonus for such year. If a goal is only partially achieved within a year, the Board of Directors will determine what amount, if any, will be paid to the Employee with respect to such goal. If a goal is achieved, the Bonuses will be payable regardless of the level of the Employee's involvement in the transaction. Upon termination of any Employee's Agreement for any reason (including for "cause" (as such term is defined in the Agreements)), the Company may be required to pay Bonuses to such Employee following such termination upon achievement of performance goals within specified periods ending up to 21 months after the Term. In addition, if the Company terminates an Employee without "cause", or an Employee leaves the Company's employ for "good reason" (as these terms are defined in the Agreements), the Employee will be entitled to receive for each remaining year of the Term an amount equal to the highest aggregate Bonuses paid in any previous year as well as the base salary and other compensation provided for by the Agreements.

     For the year beginning July 1, 1997, the performance goals for each Employee are: (i) the completion by the Company (and/or one or more of its affiliates) of a significant refinancing transaction, (ii) the closing of at least one "significant merger" with a value of at least $60 million and (iii) the closing of a "significant financing" with a value of at least $50 million. Upon the achievement of the performance goal set forth in clause (i), which goal was met on August 8, 1997 upon consummation of a $380 million refinancing that resulted in the retirement of substantially all of the Company's then existing debt and redeemable preferred stock, each Employee received a Bonus of $950,000. Upon the achievement of the performance goal set forth in clause (ii), each Employee will receive a minimum Bonus of $200,000. Upon the achievement of the performance goal set forth in clause (iii), each Employee will receive a minimum Bonus of at least $125,000. In addition to the Bonuses, the Agreements provide that the Board of Directors, in its sole discretion, may grant further discretionary bonuses to the Employees.

     Pursuant to the Agreements, an Employee may elect to restructure his relationship with the Company into that of a financial consultant or independent advisor, with compensation arrangements reflecting the nature of such relationship and the services to be provided in amounts reasonably consistent with the compensation and Bonuses payable over the term of the Agreements as contemplated therein, as determined reasonably and in good faith by the Board of Directors, but calculated and payable in a manner customary for financial consultant or independent advisor arrangements. The Company and the Employee will negotiate in good faith to establish a restructured agreement with respect to the services to be provided hereunder.

     At any time prior to January 1, 1999, an Employee may opt to forgo any Bonuses to which the Employee may thereafter become entitled and in lieu thereof to extend the expiration date of certain warrants currently beneficially owned by such Employee from September 21, 1999 to June 18, 2002. The rate at which such extension will occur will be such number of warrants (not more than three) for each dollar of Bonuses forgone as the Board of Directors, in its reasonable and good faith judgment, determines after considering, among other things, the recommendation of an investment banking, accounting or valuation firm with a national reputation. At the election of the Employee, all or a portion of this option to extend may also be effected by a direct cash payment by the Employee to the Company on or prior to September 21, 1999 at the rate set forth in the immediately preceding sentence, rather than by the application of Bonuses.

     In addition, the Company has agreed to pay KIC over the term of the Agreements $950,000 (subject to annual inflation increases) annually plus the cost of reasonable employee benefits to its support staff and reasonable out-of-pocket expenses incurred by KIC and its officers and employees to the extent related directly to the Company's business or potential business (the "KIC Agreement"). The Company will have the right to terminate the KIC Agreement upon 12 months' notice if Mr. Kirschbaum's employment under his Agreement is terminated for any reason other than by the Company without "cause" or by the Employee "for good reason" (as such terms are defined in the Agreements).

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     The Company is party to an employment agreement with Mr. Goldstein which generally provides for a base salary of $450,000 per year through and including June 2000, participation in the Company's compensation programs for corporate officers, participation in the Company's cash bonus program at amounts determined by the Board of Directors, payment of relocation expenses to Las Vegas of $90,000, receipt of 250,000 stock options to vest 25% on date of grant with the balance over a three-year period and 250,000 stock options to vest 25% on date of grant with the balance over a three-year period but which become exercisable in equal portions only when the common stock reaches prices of $11, $13, and $15, and severance benefits of one year's base salary if Mr. Goldstein is terminated prior to June 2000 without cause.

     The Company is party to an employment agreement with Mr. Johnson which generally provides for a base salary of $250,000 per year through and including March 1998, participation in the Company's compensation programs for corporate officers, participation in the Company's cash bonus program at amounts determined by the Board of Directors, receipt of 200,000 stock options to vest over a three-year period, and severance benefits of one year's base salary if Mr. Johnson is terminated prior to March 1998 without cause. This agreement also contains a change in control provision which under certain circumstances allows the agreement to be terminated at the employee's election resulting in Mr. Johnson receiving one year's base salary.

     The Company is party to an employment agreement with Mr. Kloss which generally provides for a base salary of $255,075 per year through and including May 1998, participation in Bally Wulff's compensation programs for executive officers, and a cash bonus based on 5.3% of pre-tax income as reported on the respective tax returns of both Bally Wulff Automaten GmbH and Bally Wulff Vertriebs GmbH.

     The Company is party to an employment agreement with Mr. Schweinfurth which generally provides for a base salary of $235,000 per year through and including June 1999, participation in the Company's compensation programs for corporate officers, participation in the Company's cash bonus program at amounts determined by the Board of Directors and receipt of 120,000 stock options to vest 25% on date of grant with the balance over a three-year period, and severance benefits of one year's base salary if Mr. Schweinfurth is terminated prior to June 1999 without cause.

TEN-YEAR OPTION/SAR REPRICING

     The following table sets forth information with respect to the repricing of stock options granted to any executive officer during the last ten years:

                                                                                                              LENGTH OF
                                                                                                               ORIGINAL
                                          NUMBER OF                                                             OPTION
                                         SECURITIES                                                              TERM
                                         UNDERLYING     MARKET PRICE OF    EXERCISE PRICE AT                  REMAINING
                                        OPTIONS/SAR'S   STOCK AT TIME OF        TIME OF                       AT DATE OF
                                          REPRICED        REPRICING OR       REPRICING OR     NEW EXERCISE   REPRICING OR
       NAME                DATE          OR AMENDED        AMENDMENT           AMENDMENT         PRICE        AMENDMENT
------------------  ------------------- -------------   ----------------   -----------------  ------------   ------------
Johnann McIlwain       November 4, 1996     60,000          $ 3.8750            $ 5.750         $ 3.4375       7.8 Years
Steve Greathouse        August 29, 1996    250,000          $ 2.5000            $ 5.750         $ 3.4375       5.0 Years
David Johnson           August 29, 1996    200,000          $ 2.5000            $ 6.250         $ 3.4375       8.6 Years
Hans Kloss              August 29, 1996      5,918          $ 2.5000            $ 3.800         $ 3.4375       2.8 Years
Robert Miodunski        August 29, 1996     85,000          $ 2.5000            $ 5.500         $ 3.4375       7.5 Years
Robert Miodunski        August 29, 1996     36,000          $ 2.5000            $ 5.500         $ 3.4375       9.0 Years
Robert Saxton           August 29, 1996     18,000          $ 2.5000            $ 3.630         $ 3.4375       1.3 Years
Robert Saxton           August 29, 1996     10,000          $ 2.5000            $ 4.000         $ 3.4375       5.4 Years
Robert Saxton           August 29, 1996     25,000          $ 2.5000            $ 7.875         $ 3.4375       7.3 Years
Robert Saxton           August 29, 1996     85,000          $ 2.5000            $ 5.500         $ 3.4375       7.6 Years
Robert Woodson          August 29, 1996     15,000          $ 2.5000            $ 8.375         $ 3.4375       5.7 Years
Robert Woodson          August 29, 1996     13,000          $ 2.5000            $ 7.875         $ 3.4375       7.3 Years
Robert Saxton          October 17, 1995     85,000          $ 5.0000            $ 7.000         $ 5.5000       8.5 Years
Carole Carter           August 31, 1990     15,000          $ 3.8750            $ 9.500         $ 3.8750             (a)
Jerry Flynn             August 31, 1990      6,500          $ 3.8750            $ 8.375         $ 3.8750             (a)
Jerry Flynn             August 31, 1990      6,500          $ 3.8750            $ 9.000         $ 3.8750             (a)
Ira Levine              August 31, 1990     10,000          $ 3.8750            $ 9.750         $ 3.8750             (a)

---------------

(a) Not determinable by the Company at this time.

     In August and November 1996, following completion of the acquisition of BGII, which was considered by the Company to be a key element of its strategy, the exercise price of options held by BGII employees was decreased part of the way toward the market price of the Company's stock at that time to create a better performance incentive for these new Company employees of the type they would have received had they been granted new options at the time of their employment by the Company. In connection therewith, the Board of Directors (other than Mr. Greathouse) determined that it was appropriate to amend the exercise price of options held by substantially all individuals currently employed by the Company, so that Alliance's existing employees would have options on the same footing as former BGII employees. The Company's 1996 Long-Term Incentive Plan prohibits repricing of stock options granted under that plan. On two other occasions prior to 1996, the Board of Directors determined it appropriate to amend the exercise price of options held by certain executive officers, as shown in the table above.

                                          Respectfully submitted,

                                          Jacques Andre
                                          Anthony DiCesare
                                          Michael Hirschfeld
                                          Joel Kirschbaum
                                          Hans Kloss
                                          David Scheinman
                                          Alfred Wilms

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During the year ended June 30, 1997, the Compensation Committee of the Board of Directors of the Company met one time. The Compensation Committee is currently comprised of Mr. Wilms and Mr. Andre. During such fiscal year, the entire Board of Directors generally participated in deliberations concerning the compensation of the Company's executive officers except that Messrs. DiCesare, Fields, Greathouse and Kirschbaum did not vote on such matters. Mr. Wilms served as the Company's Chief Executive Officer from December 1984 to July 1994. Other than current positions disclosed in the previous tables, no other member of the Company's Board of Directors other than Dr. Fields and Mr. Greathouse was an officer or employee of the Company or any subsidiary during the fiscal year ended June 30, 1997 or is a former officer of the Company or any subsidiary.

     The Company has hired Ray & Berndtson, Inc., an international executive search firm, in which Mr. Andre is a partner, to perform certain personnel searches. The Company paid fees of $252,500 and out-of-pocket expenses of $70,000 during fiscal year 1997 for the searches conducted by this firm.

     The Company has paid fees to Milbank, Tweed, Hadley & McCloy, a law firm in which Mr. Hirschfeld is a partner, for services rendered during the fiscal year ended June 30, 1997, and for such services during the current fiscal year.

     The Company paid fees to O'Sullivan Graev & Karabell LLP, a law firm that employed Mr. Robbins, for services during fiscal year 1997.

     In March 1992, Mr. Wilms committed to provide a loan to Alliance's Louisiana subsidiary, Video Services, Inc. (the "VSI Loan"). As consideration for Mr. Wilms commitment, Alliance issued to Mr. Wilms a warrant to purchase 200,000 shares of Alliance Common Stock at a purchase price of $2.50 per share and agreed to issue an additional warrant to purchase 1.8 million shares of Common Stock at a purchase price of $2.50 per share upon funding of the full amount of such loan. The exercise price of the warrants was determined based on an analysis of, and a fairness opinion with respect to, the transaction and on the price range of the Common Stock during a period prior to announcement of Alliance's expansion into Louisiana. The VSI Loan required quarterly interest and principal payments with an interest rate equal to 2% above the London Inter-Bank Offered Rate, adjusted quarterly. The VSI Loan was held by a Belgian corporation owned by Mr. Wilms and members of his family. During fiscal years 1993 and 1994, a total of $6.5 million was funded under the VSI Loan. All scheduled principal and interest payments on the VSI Loan were made through September 1996, at which time the Board of Directors unanimously approved (except that Mr. Wilms abstained from voting) the early repayment of the remaining principal balance and accrued interest totaling $2.7 million. Such payments were made in September 1996.

     Since July 1, 1996 certain directors have been involved in transactions in which Alliance was a party and in which the amount involved exceeded $60,000. See "Directors' Compensation" and "Certain Relationships and Related Transactions".

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Stockholders Agreement contains certain registration rights running in favor of Kirkland, KIC, Mr. Wilms and certain of their respective affiliates and transferees, including up to four demand registration rights each (and additional demand rights for Mr. Wilms under certain circumstances), at the expense of the Company, and provisions granting Mr. Wilms the right to participate in certain offerings of securities by the Company and by KIC and its transferees.

     See also "Directors' Compensation" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions".

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     This Board of Directors Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement in any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. Mr. Wilms declined to sign this Report on Executive Compensation.

     The entire Board of Directors generally acts as the Company's Compensation Committee. At various Board of Directors meetings during the fiscal year ended June 30, 1997, various Board of Directors members expressed their views as to executive compensation and the Board of Directors articulated principles for compensation of its senior executive officers, including the Company's CEO, which are summarized below. The Board of Directors also retained a compensation consultant to review and make recommendations concerning certain of the Company's compensation programs.

     The Company's compensation formulas for senior executives during the fiscal year ended June 30, 1997 were largely determined by pre-existing contractual arrangements in place from previous fiscal periods. Effective December 31, 1996, the Company's previous CEO, Steve Greathouse, stepped down from his positions at the Company and received a severance package that was negotiated by the Board of Directors. The severance package was determined in light of, among other things, what Mr. Greathouse would have been entitled to under the terms of his employment contract with the Company for the remainder of its term and the value of his agreement to provide consulting services to the Company for one year after his separation date (which services could be terminated by Mr. Greathouse without affecting his right to receive payment therefor).

     In connection with negotiating the employment contract for Mr. Goldstein as President and CEO, the Board of Directors considered, among other items, the compensation arrangements of the Company's former CEO, Mr. Goldstein's compensation prior to joining the Company and the Company's knowledge of competitive compensation. As part of Mr. Goldstein's compensation package, he received stock options as an incentive to create stockholder value. Of such options, 50%, or 250,000, become exercisable in equal portions only when the Common Stock reaches prices of $11, $13, and $15, a substantial increase from current levels.

     The Board of Directors' compensation determinations have been and continue to be affected by various competitive factors including the requirement to attract top-flight talent to the Company. The Company believes that it will continue to be constrained by these competitive factors as there continues to be demand from competing businesses to attract management talent of the type the Company desires to recruit.

     The Board believes as a general matter, but particularly with respect to senior executive officers, that the most effective method of compensation, and the method that most closely aligns management's interests with those of the Company's stockholders, is long-term executive compensation tied to the creation of stockholder value. The Board of Directors believes that this method of compensation should constitute a significant portion of an executive's compensation. Thus, it has been the Company's policy, where feasible and consistent with competitive market conditions, to attempt to restrain base cash compensation while providing incentives for management to increase stockholder value. The Company hopes to achieve this goal through the use of (i) long-term stock options (that will not result in value to the holder unless the price of Common Stock has appreciated), and (ii) cash bonuses tied to performance criteria (such as achievement of specific strategic, operational or financial tasks or targets (including consummation of acquisitions and refinancings), return on equity and invested capital, achievement of satisfactory sales and margins targets and similar measures) which the Board of Directors believes will result in increases in stockholder value. In the past, stock option grants to management have had exercise prices equal to or in excess of the share price at the time of grant. Pursuant to the 1996 Long-Term Incentive Plan, all future option grants are required to be at prices no lower than the closing price of the Common Stock on the date of grant, and grants cannot be repriced in the future. The Board of Directors expects that the compensation philosophy outlined above has the greatest probability of achieving significant returns to stockholders.

                                          Respectfully submitted,

                                          Jacques Andre
                                          Anthony DiCesare
                                          Michael Hirschfeld
                                          Joel Kirschbaum
                                          Hans Kloss
                                          David Scheinman

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on its Common Stock (no dividends have been paid thereon) for the five fiscal years in the period ending June 30, 1997 and for the additional period through October 31, 1997 with cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market (U.S.) and (ii) an index of peer companies that the Company believes are comparable to the Company in terms of their lines of business. The presentation assumes $100 was invested on June 30, 1992 (the last trading day prior to the end of the Company's 1992 fiscal year). The company peer group used in the graph below consists of Anchor Gaming, Casino Data Systems, International Gaming and Technology, Jackpot Enterprises, Video Lottery Technologies and WMS Industries.

                    COMPARISON OF 60 MONTH CUMULATIVE RETURN

        MEASUREMENT PERIOD            ALLIANCE GAMING                          NASDAQ STOCK
      (FISCAL YEAR COVERED)             CORPORATION         PEER GROUP         MARKET - U.S.
6/92                                               100                 100                 100
6/93                                               114                 238                 126
6/94                                                65                 124                 127
6/95                                                75                 109                 169
6/96                                                42                 142                 218
6/97                                                46                 139                 265

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of Alliance's equity securities ("Insiders") to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons. To the Company's knowledge, based on its review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1997, all
Section 16(a) filing requirements applicable to Insiders were complied with, except that Mr. Goldstein filed a Form 3 and Form 4 which did not meet the filing deadline.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's auditors for the fiscal year ended June 30, 1997 were KPMG Peat Marwick LLP. A representative of KPMG Peat Marwick LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the 1998 Annual Meeting of Stockholders, such proposal must be received at 6601 South Bermuda Road, Las Vegas, Nevada 89119,
Attention: Corporate Secretary, no later than the close of business on July 24, 1998 and must otherwise comply with the applicable provisions of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which will be brought before the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ DAVID JOHNSON

                                          David Johnson
                                          Senior Vice President, General Counsel
                                          and
                                          Secretary

                          ALLIANCE GAMING CORPORATION

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 19, 1997

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)


        The undersigned stockholder of Alliance Gaming Corporation hereby appoints David Johnson, Mark Lerner and Scott Schweinfurth, each with full power of substitution, proxy to vote all shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Alliance Gaming Corporation to be held at Caesars Palace, 3570 Las Vegas Boulevard South, Las Vegas, Nevada, on December 19, 1997, at 10:00 a.m. (local time), or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO HEREIN.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

___
    Please mark your
 X  votes as in this
___ example.

                     FOR                   WITHHOLD
             all nominees listed at        AUTHORITY
           right (except as is marked   to vote for all
                 to the contrary)      nominees at right
1. ELECTION OF       ___                      ___          NOMINEES: Morris Goldstein,     2. IN THEIR DISCRETION UPON SUCH OTHER
   DIRECTORS                                               David Robbins, Morton Topfer       MATTERS AS MAY PROPERLY COME BEFORE
   (for terms as     ___                      ___                                             THE MEETING.
   described in
   the Proxy Statement)                                                                     UNLESS OTHERWISE SPECIFIED, THIS PROXY
                                                                                            WILL BE VOTED FOR THE ELECTION OF THE
   INSTRUCTIONS: To withhold authority to vote for an                                       PERSONS NOMINATED BY THE BOARD OF
   individual nominee, write the nominee's name in the                                      DIRECTORS AS DIRECTORS.
   space provided below:


   ----------------------------------------------------





Signature of Stockholder ______________________________________  _________________________________________ Dated: ______________
                                                                      (Signature if held jointly)

NOTE:  Please date and sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign.
       Executors, administrators, trustees, etc., should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.
